Exhibit 99.1

News Release

CONTACTS:	Sameer Gokhale (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-2219	January 24, 2017
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES FOURTH QUARTER EARNINGS PER DILUTED SHARE OF $0.49

2016 EARNINGS PER DILUTED SHARE OF $1.93

•	4Q16 net income available to common shareholders of $372 million, or $0.49 per diluted common share

•	Reported results included the following items which had a positive $0.01 impact on reported 4Q16 EPS:

•	A $16 million pre-tax (~$10 million after-tax*) reduction to net interest income for refunds offered to certain bankcard customers

•	A $9 million pre-tax (~$6 million after-tax*) gain from the net exercise of the Vantiv warrant

•	A $6 million pre-tax (~$4 million after-tax*) benefit related to the valuation of the Visa total return swap

•	A $6 million tax benefit from the early adoption of an accounting standard

•	Pre-tax income of $509 million and pre-provision net revenue (PPNR)** of $563 million in 4Q16

•	Reported net interest income of $903 million and $909 million on an FTE basis, both flat sequentially; net interest income (FTE)** up 1% versus 4Q15; up 1% sequentially and 2% year-over-year excluding the refunds**

•	Net interest margin of 2.84% and net interest margin (FTE)** of 2.86% (including a negative 5 basis point impact of the $16 million card refunds), down 2 bps sequentially and up 1 bp from 4Q15

•	Average portfolio loans and leases of $93.0 billion, down 1% sequentially and down 1% from 4Q15

•	Noninterest income of $620 million compared with $840 million in 3Q16, primarily driven by a gain of only $9 million in 4Q16 compared to a $280 million gain in 3Q16 from Vantiv-related transactions; see table on page 9

•	Noninterest expense of $960 million, down 1% from 3Q16 and flat from 4Q15

•	Credit trends

•	4Q16 net charge-offs (NCOs) of $73 million (0.31% of loans and leases) decreased from 3Q16 NCOs of $107 million (0.45% of loans and leases)

•	Portfolio nonperforming asset (NPA) ratio of 0.80%, up 5 bps from 3Q16; total portfolio NPAs of $738 million

•	4Q16 provision expense of $54 million compared to $80 million in 3Q16 and $91 million in 4Q15

•	Strong capital ratios***

•	Common equity Tier 1 (CET1) ratio 10.40%; fully phased-in CET1 ratio** of 10.30%

•	Tier 1 risk-based capital ratio 11.51%, Total risk-based capital ratio 15.00%, Leverage ratio 9.90%

•	Tangible common equity ratio** of 8.91%; 8.87% excluding unrealized gains/losses

•	Book value per share of $19.82; down 3% from 3Q16 and up 7% from 4Q15; tangible book value per share** of $16.60 down 4% from 3Q16 and up 8% from 4Q15

*	Assumes a 35% tax rate.
**	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
***	Capital ratios estimated; presented under current U.S. capital regulations.

Fifth Third Bancorp (Nasdaq: FITB) today reported full year 2016 net income of $1.6 billion, down 9 percent from net income of $1.7 billion in 2015. After preferred dividends, 2016 net income available to common shareholders was $1.5 billion, or $1.93 per diluted share, down 9 percent compared with 2015 net income available to common shareholders of $1.6 billion, or $2.01 per diluted share. Results were significantly impacted by Vantiv-related transactions throughout 2015 and 2016.

Fourth quarter 2016 net income was $395 million, a decrease of 23 percent from net income of $516 million in the third quarter of 2016 and a decrease of 40 percent from net income of $657 million in the fourth quarter of 2015. Results were significantly impacted by Vantiv-related transactions explained in further detail below, including $280 million in pre-tax income in third quarter of 2016 and $469 million in pre-tax income in fourth quarter of 2015. After preferred dividends, net income available to common shareholders was $372 million, or $0.49 per diluted share, in the fourth quarter 2016, compared with $501 million, or $0.65 per diluted share, in the third quarter 2016, and $634 million, or $0.79 per diluted share, in the fourth quarter of 2015.

Fourth quarter 2016 included:

Income

•	$9 million gain on the Vantiv warrant net exercise and share sale

•	$6 million benefit related to the valuation of the Visa total return swap

•	($16 million) reduction to net interest income for refunds offered to certain bankcard customers

Expenses

•	($5 million) contribution to Fifth Third Foundation

Results also included a $6 million tax benefit from the early adoption of an accounting standard, and a $33 million annual payment recognized from Vantiv pursuant to the tax receivable agreement, which was recorded in other noninterest income.

Third quarter 2016 included:

Income

•	$280 million gain from the termination and settlement of gross cash flows from existing Vantiv tax receivable agreements (TRA) and the expected obligation to terminate and settle the remaining TRA cash flows upon the exercise of put or call options

•	$11 million gain on the sale of a non-branch facility

•	($28 million) non-cash impairment charge related to previously announced plans to sell or consolidate certain bank branches and land acquired for future branch expansion

•	($12 million) charge related to the valuation of the Visa total return swap

•	($9 million) charge from the transfer of certain nonconforming investments affected by the Volcker Rule to held-for-sale

•	($2 million) negative valuation adjustment on the Vantiv warrant

Results also included an $8 million beneficial tax impact in connection with certain commercial lease terminations.

Fourth quarter 2015 included:

Income

•	$331 million gain on the sale of Vantiv shares

•	$89 million gain on Vantiv warrant actions taken during the quarter

•	$49 million payment received from Vantiv to terminate a portion of its tax receivable agreement

•	$21 million positive valuation adjustment on the remaining Vantiv warrant

•	($10 million) related to the valuation of the Visa total return swap

Expenses

•	($10 million) contribution to Fifth Third Foundation

Results also included a $31 million annual payment recognized from Vantiv pursuant to the tax receivable agreement, which was recorded in other noninterest income.

Earnings Highlights

	For the Three Months Ended					% Change
	December	September	June	March	December
	2016	2016(d)	2016(d)	2016(d)	2015	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$395	$516	$328	$326	$657	(23%)	(40%)
Net income available to common shareholders	$372	$501	$305	$311	$634	(26%)	(41%)

Common Share Data
Earnings per share, basic	$0.49	$0.66	$0.40	$0.40	$0.80	(26%)	(39%)
Earnings per share, diluted	0.49	0.65	0.39	0.40	0.79	(25%)	(38%)
Cash dividends per common share	0.14	0.13	0.13	0.13	0.13	8%	8%

Common shares outstanding (in thousands)	750,479	755,582	766,346	770,471	785,080	(1%)	(4%)
Average common shares outstanding (in thousands):
Basic	746,107	750,886	759,105	773,564	784,855	(1%)	(5%)
Diluted	757,444	757,856	764,811	777,758	794,481	—	(5%)

Financial Ratios						bps Change
Return on average assets	1.11%	1.44%	0.92%	0.93%	1.83%	(33)	(72)
Return on average common equity	9.7	12.8	8.0	8.3	17.2	(310)	(750)
Return on average tangible common equity(b)	11.6	15.2	9.6	9.9	20.6	(360)	(900)
CET1 capital(c)	10.40	10.17	9.94	9.81	9.82	23	58
Tier I risk-based capital(c)	11.51	11.27	11.03	10.91	10.93	24	58
CET1 capital (fully-phased in)(b)(c)	10.30	10.09	9.86	9.72	9.72	21	58
Net interest margin(a)(b)	2.86	2.88	2.88	2.91	2.85	(2)	1
Efficiency(a)(b)	62.8	55.5	65.3	63.8	48.0	730	1480

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios. Current period regulatory capital ratios are estimated.
(d)	The Condensed Consolidated Financial Statements include a $1 million, $5 million and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

NA: Not applicable.

“Our fourth quarter results were strong and reflected our continued commitment to improving shareholder returns. With a balance sheet positioned to benefit from a rising rate environment, effective expense controls, and good credit quality, we achieved solid results during the quarter,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp.

“We believe the hard work and focus of our employees throughout 2016 have positioned us well for 2017 and beyond. With our long-term goals firmly in place, we are executing on the initiatives that we have outlined under Project North Star. Although we did not assume improving economic conditions to help us achieve our targets, we should continue to benefit from a more positive operating environment.

“Also, our confidence in our underlying businesses and our outlook has allowed us to increase our quarterly common stock dividend 8 percent to $0.14. Our capital and liquidity ratios remain strong and growing.

“Lastly, during the quarter we announced plans to invest $30 billion in community development, and also announced a newly-created corporate responsibility and reputation office. Fifth Third is committed to delivering positive outcomes for our customers, our shareholders, and the communities we serve.”

Income Statement Highlights

	For the Three Months Ended					% Change
	December	September	June	March	December
	2016	2016(b)	2016(b)	2016(b)	2015	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)(a)	$909	$913	$908	$909	$904	—	1%
Provision for loan and lease losses	54	80	91	119	91	(33%)	(41%)
Total noninterest income	620	840	599	637	1,104	(26%)	(44%)
Total noninterest expense	960	973	983	986	963	(1%)	—

Income before income taxes (taxable equivalent)(a)	$515	$700	$433	$441	$954	(26%)	(46%)

Taxable equivalent adjustment	6	6	6	6	5	—	20%
Applicable income tax expense	114	178	103	109	292	(36%)	(61%)

Net income	$395	$516	$324	$326	$657	(23%)	(40%)
Less: Net income attributable to noncontrolling interests	—	—	(4)	—	—	—	—

Net income attributable to Bancorp	$395	$516	$328	$326	$657	(23%)	(40%)
Dividends on preferred stock	23	15	23	15	23	53%	—

Net income available to common shareholders	$372	$501	$305	$311	$634	(26%)	(41%)

Earnings per share, diluted	$0.49	$0.65	$0.39	$0.40	$0.79	(25%)	(38%)

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(b)	The Condensed Consolidated Financial Statements include a $1 million, $5 million and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Net Interest Income

	For the Three Months Ended					% Change
	December	September	June	March	December
	2016	2016	2016	2016	2015	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)(a)	$1,058	$1,063	$1,052	$1,044	$1,035	—	2%
Total interest expense	149	150	144	135	131	(1%)	14%

Net interest income (taxable equivalent)(a)	$909	$913	$908	$909	$904	—	1%

Average Yield						bps Change
Yield on interest-earning assets (taxable equivalent)	3.33%	3.36%	3.34%	3.34%	3.26%	(3)	7
Rate paid on interest-bearing liabilities	0.70%	0.70%	0.67%	0.64%	0.61%	—	9

Net interest rate spread (taxable equivalent)	2.63%	2.66%	2.67%	2.70%	2.65%	(3)	(2)

Net interest margin (taxable equivalent)(a)	2.86%	2.88%	2.88%	2.91%	2.85%	(2)	1

Average Balances ($ in millions)						% Change
Loans and leases, including held for sale	$93,981	$94,417	$94,807	$94,078	$94,587	—	(1%)
Total securities and other short-term investments	32,567	31,675	32,040	31,573	31,256	3%	4%
Total interest-earning assets	126,548	126,092	126,847	125,651	125,843	—	1%
Total interest-bearing liabilities	84,552	85,193	86,145	85,450	85,381	(1%)	(1%)
Bancorp shareholders’ equity	16,545	16,883	16,584	16,376	15,982	(2%)	4%

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Excluding the $16 million reduction for the card refunds, net interest income (FTE)* of $925 million was up 1 percent from the third quarter of 2016. Reported net interest income of $903 million and net interest income (FTE)* of $909 million both decreased $4 million from the third quarter of 2016, primarily driven by the aforementioned card refunds, partially offset by improved short-term market rates in the fourth quarter and higher investment securities balances.

The adjusted net interest margin* was 2.91 percent, up 3 bps from the prior quarter, excluding the aforementioned card refunds. The reported net interest margin was 2.84 percent and the net interest margin (FTE)* was 2.86 percent, both decreasing 2 bps from the previous quarter, primarily due to a 5 basis point impact from the aforementioned card refunds. This impact was partially offset by improved short-term market rates in the fourth quarter.

Compared to the fourth quarter of 2015, adjusted net interest income (FTE)* was up 2 percent, excluding the card refunds. Adjusted net interest margin (FTE)* was up 6 bps from the fourth quarter of 2015, excluding the card refunds. Reported net interest income and net interest income (FTE)*, increased by $4 million and $5 million, or 2 percent, respectively from the fourth quarter of 2015. The reported net interest margin and net interest margin (FTE)* increased by 1 bp year-over-year. The increase in net interest income was driven by the impact of higher investment securities balances and improved short-term market rates, partially offset by the previously-mentioned card refunds. The increase in the net interest margin was driven by improved short-term market rates, partially offset by the previously-mentioned card refunds.

Securities

Average securities and other short-term investments were $32.6 billion in the fourth quarter of 2016 compared to $31.7 billion in the previous quarter and $31.3 billion in the fourth quarter of 2015. Average balances of other short-term investments decreased by $18 million sequentially to $1.8 billion.

*	Non-GAAP measure; see discussion of non-GAAP measures and Reg. G reconciliation beginning on page 32.

Loans

	For the Three Months Ended					% Change
	December	September	June	March	December
	2016	2016	2016	2016	2015	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$42,548	$43,116	$43,876	$43,089	$43,154	(1%)	(1%)
Commercial mortgage loans	6,957	6,888	6,831	6,886	7,032	1%	(1%)
Commercial construction loans	3,890	3,848	3,551	3,297	3,141	1%	24%
Commercial leases	3,921	3,962	3,898	3,874	3,839	(1%)	2%

Total commercial loans and leases	$57,316	$57,814	$58,156	$57,146	$57,166	(1%)	—

Consumer:
Residential mortgage loans	$14,854	$14,455	$14,046	$13,788	$13,504	3%	10%
Home equity	7,779	7,918	8,054	8,217	8,360	(2%)	(7%)
Automobile loans	10,162	10,508	10,887	11,283	11,670	(3%)	(13%)
Credit card	2,180	2,165	2,134	2,179	2,218	1%	(2%)
Other consumer loans and leases	673	651	654	662	676	3%	—

Total consumer loans and leases	$35,648	$35,697	$35,775	$36,129	$36,428	—	(2%)

Total average portfolio loans and leases	$92,964	$93,511	$93,931	$93,275	$93,594	(1%)	(1%)

Average loans held for sale	$1,017	$906	$876	$803	$993	12%	2%

Average portfolio loan and lease balances decreased $547 million, or 1 percent, sequentially and decreased $630 million, or 1 percent, from the fourth quarter of 2015. The sequential and year-over-year decrease was driven by both declines in automobile loans related to the strategic decision to reduce auto loan originations to improve return on shareholders’ equity and deliberate exits from certain commercial and industrial (C&I) loans that did not meet risk-adjusted profitability targets. The sequential and year-over-year decreases were partially offset by increases in residential mortgage and commercial real estate loans. Period end portfolio loans and leases of $92.1 billion decreased $1.1 billion, or 1 percent, sequentially and $484 million, or 1 percent, from a year ago. The sequential decrease was primarily due to decreases in C&I and automobile loans, partially offset by an increase in residential mortgage loans. The year-over-year decline was primarily driven by decreases in automobile and home equity loans, partially offset by increases in residential mortgage and commercial construction loans.

Average commercial portfolio loan and lease balances decreased $498 million, or 1 percent, sequentially and were flat from the fourth quarter of 2015. Average C&I loans decreased $568 million, or 1 percent, from the prior quarter and decreased $606 million, or 1 percent, from the fourth quarter of 2015. Average commercial real estate loans increased $111 million, or 1 percent, from the prior quarter and increased $674 million, or 7 percent, from the fourth quarter of 2015. Within commercial real estate, growth was relatively balanced as average commercial mortgage balances increased $69 million and average commercial construction balances increased $42 million sequentially. Period end commercial line utilization of 34% decreased 95 bps from the third quarter of 2016 and decreased 88 bps from the fourth quarter of 2015.

Average consumer portfolio loan and lease balances were flat sequentially and decreased $780 million, or 2 percent, from the fourth quarter of 2015. This was primarily driven by average automobile loans which decreased 3 percent sequentially and 13 percent from a year ago. Average residential mortgage loans increased 3 percent sequentially and 10 percent from the previous year. Average home equity loans decreased 2 percent sequentially and 7 percent from the fourth quarter of 2015. Average credit card loans increased 1 percent sequentially and decreased 2 percent from the fourth quarter of 2015.

Deposits

	For the Three Months Ended					% Change
	December	September	June	March	December
	2016	2016	2016	2016	2015	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$36,412	$35,918	$35,912	$35,201	$36,254	1%	—
Interest checking	25,644	24,475	24,714	25,740	25,296	5%	1%
Savings	13,979	14,232	14,576	14,601	14,615	(2%)	(4%)
Money market	20,476	19,706	19,243	18,655	18,775	4%	9%
Foreign office(a)	497	524	484	483	736	(5%)	(32%)

Total transaction deposits	$97,008	$94,855	$94,929	$94,680	$95,676	2%	1%
Other time	3,941	4,020	4,044	4,035	4,052	(2%)	(3%)

Total core deposits	$100,949	$98,875	$98,973	$98,715	$99,728	2%	1%
Certificates - $100,000 and over	2,539	2,768	2,819	2,815	3,305	(8%)	(23%)
Other	115	749	467	—	7	(85%)	NM

Total average deposits	$103,603	$102,392	$102,259	$101,530	$103,040	1%	1%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $2.1 billion, or 2 percent, sequentially and increased $1.2 billion, or 1 percent, from the fourth quarter of 2015. Average transaction deposits increased $2.2 billion, or 2 percent from the third quarter of 2016 and increased $1.3 billion, or 1 percent from the fourth quarter of 2015. Sequential performance was primarily driven by increased commercial interest checking account balances, as well as consumer money market account balances that benefited from the recent enactment of new money market reforms, partially offset by lower savings account balances. The year-over-year increase was primarily driven by higher consumer money market and consumer interest checking account balances, partially offset by lower savings and foreign office account balances. Other time deposits decreased by 2 percent sequentially and 3 percent year-over-year.

Average total commercial transaction deposits of $45 billion increased 3 percent sequentially and decreased 2 percent from the fourth quarter of 2015. Average total consumer transaction deposits of $52 billion increased 2 percent sequentially and increased 5 percent from the fourth quarter of 2015.

Wholesale Funding

	For the Three Months Ended					% Change
	December 2016	September 2016	June 2016	March 2016	December 2015	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates - $100,000 and over	$2,539	$2,768	$2,819	$2,815	$3,305	(8%)	(23%)
Other deposits	115	749	467	—	7	(85%)	NM
Federal funds purchased	280	446	693	608	1,182	(37%)	(76%)
Other short-term borrowings	1,908	2,171	3,754	3,564	1,675	(12%)	14%
Long-term debt	15,173	16,102	15,351	14,949	15,738	(6%)	(4%)

Total average wholesale funding	$20,015	$22,236	$23,084	$21,936	$21,907	(10%)	(9%)

Average wholesale funding of $20.0 billion decreased $2.2 billion, or 10 percent, sequentially and decreased $1.9 billion, or 9 percent, compared with the fourth quarter of 2015. The sequential decrease in average wholesale funding was primarily driven by a decline in long-term debt largely due to maturities early in the fourth quarter. The year-over-year decline reflected a decrease in federal funds purchased resulting from an increase in deposit balances.

Noninterest Income

	For the Three Months Ended					% Change
	December 2016	September 2016	June 2016	March 2016	December 2015	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$141	$143	$138	$137	$144	(1%)	(2%)
Corporate banking revenue	101	111	117	102	104	(9%)	(3%)
Mortgage banking net revenue	65	66	75	78	74	(2%)	(12%)
Wealth and asset management revenue	100	101	101	102	102	(1%)	(2%)
Card and processing revenue	79	79	82	79	77	—	3%
Other noninterest income	137	336	80	136	602	(59%)	(77%)
Securities gains (losses), net	(3)	4	6	3	1	NM	NM

Total noninterest income	$620	$840	$599	$637	$1,104	(26%)	(44%)

Noninterest income of $620 million decreased $220 million sequentially and decreased $484 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Noninterest Income excluding certain items

	For the Three Months Ended			% Change
	December 2016	September 2016	December 2015	Seq	Yr/Yr
Noninterest Income excluding certain items ($ in millions)
Noninterest income (U.S. GAAP)	$620	$840	$1,104
Gain on Vantiv warrant actions	(9)	—	(89)
Valuation of Visa total return swap	(6)	12	10
Gain from termination and settlement of Vantiv TRA and the expected obligation to terminate and settle the remaining TRA cash flows upon exercise of put or call options	—	(280)	(49)
Gain on sale of a non-branch facility	—	(11)	—
Gain on sale of Vantiv shares	—	—	(331)
Vantiv warrant valuation	—	2	(21)
Transfer of certain nonconforming investments under Volcker to HFS	—	9	—
Branch / land impairment charge	—	28	—
Securities (gains) / losses	3	(4)	(1)

Noninterest income excluding certain items(a)	$608	$596	$623	2%	(2%)

(a)	Non-GAAP measure; see discussion of non-GAAP on page 32

Excluding the items in the table above, noninterest income of $608 million increased $12 million, or 2 percent, from the previous quarter and decreased $15 million, or 2 percent, from the fourth quarter of 2015. The sequential increase was primarily due to the $33 million annual payment received from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2016, partially offset by a decrease in corporate banking revenue. The year-over-year decrease was driven by a decline in mortgage banking net revenue.

Service charges on deposits of $141 million decreased 1 percent from the third quarter of 2016, and decreased 2 percent compared with the fourth quarter of 2015. The sequential decrease primarily reflected a 2 percent decrease in commercial service charges, as well as a 1 percent decrease in retail service charges. The decrease from the fourth quarter of 2015 was primarily due to a 5 percent decrease in retail service charges.

Corporate banking revenue of $101 million decreased 9 percent compared to the third quarter of 2016 and decreased 3 percent from the fourth quarter of 2015. The sequential comparison reflects decreases in institutional sales revenue and lease remarketing fees, partially offset by an increase in foreign exchange fees. The year-over-year decrease was primarily driven by lower lease remarketing fees and letter of credit fees, partially offset by higher foreign exchange fees and institutional sales revenue.

Mortgage banking net revenue was $65 million in the fourth quarter of 2016, down $1 million from the third quarter of 2016 and down $9 million from the fourth quarter of 2015. Originations of $2.7 billion in the current quarter decreased 5 percent sequentially and increased 54 percent from the same quarter last year. Fourth quarter 2016 originations resulted in $30 million of origination fees and gains on loan sales, compared with $61 million during the previous quarter and $37 million during the fourth quarter of 2015. Net mortgage servicing revenue (which consists of gross mortgage servicing fees, MSR amortization, and net valuation adjustments on MSRs and mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio) was $35 million this quarter, $5 million in the third quarter of 2016, and $37 million in the fourth quarter of 2015. Gross mortgage servicing fees were $48 million this quarter, $49 million in the third quarter of 2016, and $53 million in the fourth quarter of 2015. MSR amortization was $35 million this quarter, $35 million in the third quarter of 2016, and $29 million in the fourth quarter of 2015. Net servicing asset valuation adjustments resulted in a positive $23 million impact in the fourth quarter of 2016, negative $9 million in the third quarter of 2016, and positive $13 million in the fourth quarter of 2015.

Wealth and asset management revenue of $100 million decreased 1 percent from the third quarter of 2016 and decreased 2 percent from the fourth quarter of 2015. The sequential decrease was primarily driven by lower personal asset management fees. The year-over-year decline was primarily driven by lower securities and brokerage fees, partially offset by an increase in institutional trust fees.

Card and processing revenue of $79 million in the fourth quarter of 2016 was flat sequentially and increased 3 percent from the fourth quarter of 2015. The year-over-year increase reflected higher spend volume and actively used cards.

Other noninterest income totaled $137 million in the fourth quarter of 2016, compared with $336 million in the previous quarter and $602 million in the fourth quarter of 2015. As previously described, the results included the adjustments in the table on page 9 with the exception of securities gains / (losses) in all comparable periods. Excluding these items, other noninterest income of $122 million increased approximately $26 million, or 27 percent, from the third quarter of 2016 and was flat from the fourth quarter of 2015. The sequential increase was primarily due to the $33 million annual payment received from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2016.

Net losses on investment securities were $3 million in the fourth quarter of 2016, compared with $4 million net gains in the previous quarter and a $1 million net gain in the fourth quarter of 2015.

Noninterest Expense

	For the Three Months Ended					% Change
	December 2016	September 2016	June 2016	March 2016	December 2015	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$403	$400	$407	$403	$386	1%	4%
Employee benefits	76	78	85	100	74	(3%)	3%
Net occupancy expense	73	73	75	77	83	—	(12%)
Technology and communications	56	62	60	56	59	(10%)	(5%)
Equipment expense	29	29	30	30	32	—	(9%)
Card and processing expense	31	30	37	35	40	3%	(23%)
Other noninterest expense	292	301	289	285	289	(3%)	1%

Total noninterest expense	$960	$973	$983	$986	$963	(1%)	—

Noninterest expense of $960 million declined $13 million, or 1 percent, compared with the third quarter of 2016 and was flat compared with the fourth quarter of 2015. The sequential decrease primarily reflected lower technology and communications expense, the change in provision for unfunded commitments, and seasonally lower marketing expense. The year-over-year decrease was primarily driven by lower card and processing expense, predominantly due to contract renegotiations as well as lower net occupancy expense, partially offset by increased compensation expense mainly as a result of personnel additions in risk and compliance and information technology.

Credit Quality

	For the Three Months Ended
	December 2016	September 2016	June 2016	March 2016	December 2015
Total net losses charged-off ($ in millions)
Commercial and industrial loans	($25)	($61)	($39)	($46)	($30)
Commercial mortgage loans	(2)	(2)	(6)	(6)	(3)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	—	(1)	(2)	(1)
Residential mortgage loans	(2)	(2)	(2)	(2)	(3)
Home equity	(6)	(7)	(6)	(8)	(9)
Automobile loans	(11)	(9)	(8)	(9)	(9)
Credit card	(19)	(20)	(21)	(20)	(19)
Other consumer loans and leases	(7)	(6)	(4)	(3)	(6)

Total net losses charged-off	($73)	($107)	($87)	($96)	($80)

Total losses charged-off	($97)	($137)	($105)	($116)	($105)
Total recoveries of losses previously charged-off	24	30	18	20	25

Total net losses charged-off	($73)	($107)	($87)	($96)	($80)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.31%	0.45%	0.37%	0.42%	0.34%
Commercial	0.20%	0.43%	0.32%	0.38%	0.24%
Consumer	0.49%	0.49%	0.45%	0.48%	0.49%

Net charge-offs were $73 million, or 31 bps of average portfolio loans and leases on an annualized basis, in the fourth quarter of 2016 compared with net charge-offs of $107 million, or 45 bps, in the third quarter of 2016 and $80 million, or 34 bps, in the fourth quarter of 2015.

Commercial net charge-offs were $28 million, or 20 bps, and were down $35 million sequentially. The decrease was primarily due to lower charge-offs of C&I loans, which decreased by $36 million from the third quarter of 2016. Commercial real estate net charge-offs were flat from the previous quarter.

Consumer net charge-offs were $45 million, or 49 bps, and were up $1 million sequentially. Compared with the previous quarter, net charge-offs on residential mortgage loans were flat. Net charge-offs on the auto portfolio were up $2 million. Net charge-offs on home equity and credit card loans were each down $1 million from the third quarter of 2016. Net charge-offs on other consumer loans of $7 million were up $1 million sequentially.

	For the Three Months Ended
	December	September	June	March	December
	2016	2016	2016	2016	2015
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,272	$1,299	$1,295	$1,272	$1,261
Total net losses charged-off	(73)	(107)	(87)	(96)	(80)
Provision for loan and lease losses	54	80	91	119	91

Allowance for loan and lease losses, ending	$1,253	$1,272	$1,299	$1,295	$1,272

Reserve for unfunded commitments, beginning	$162	$151	$144	$138	$134
Provision for unfunded commitments	(1)	11	7	6	4

Reserve for unfunded commitments, ending	$161	$162	$151	$144	$138

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,253	$1,272	$1,299	$1,295	$1,272
Reserve for unfunded commitments	161	162	151	144	138

Total allowance for credit losses	$1,414	$1,434	$1,450	$1,439	$1,410
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.36%	1.37%	1.38%	1.38%	1.37%
As a percent of nonperforming loans and leases(a)	190%	212%	188%	185%	252%
As a percent of nonperforming assets(a)	170%	182%	161%	157%	197%

(a)	Excludes nonaccrual loans in loans held for sale.

Provision for loan and lease losses totaled $54 million in the fourth quarter of 2016. The allowance represented 1.36 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.37 percent last quarter, and represented 190 percent of nonperforming loans and leases, and 170 percent of nonperforming assets.

Provision for loan and lease losses decreased $26 million from the third quarter of 2016 and $37 million from the fourth quarter of 2015, impacted by improving criticized assets. The allowance for loan and lease losses decreased $19 million sequentially. As of December 31, the reserve allocated to the energy portfolio was approximately 4.04%, down from approximately 4.95% last quarter.

	As of
	December 2016	September 2016	June 2016	March 2016	December 2015
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$302	$235	$254	$278	$82
Commercial mortgage loans	27	31	39	51	56
Commercial construction loans	—	—	—	—	—
Commercial leases	2	—	4	4	—
Residential mortgage loans	17	19	27	25	28
Home equity	55	59	61	61	62

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$403	$344	$385	$419	$228
Nonaccrual restructured portfolio commercial loans and leases(b)	192	194	242	210	203
Nonaccrual restructured portfolio consumer loans and leases	65	63	66	72	75

Total nonaccrual portfolio loans and leases	$660	$601	$693	$701	$506
Repossessed property	15	13	15	17	18
OREO	63	84	97	107	123

Total nonperforming portfolio assets(a)	$738	$698	$805	$825	$647
Nonaccrual loans held for sale	4	91	20	3	1
Nonaccrual restructured loans held for sale	9	9	—	2	11

Total nonperforming assets	$751	$798	$825	$830	$659

Restructured Portfolio Consumer loans and leases (accrual)	$959	$972	$982	$998	$979
Restructured Portfolio Commercial loans and leases (accrual)(b)	$321	$408	$431	$461	$491

Total loans and leases 30-89 days past due (accrual)	$231	$205	$196	$208	$244
Total loans and leases 90 days past due (accrual)	$84	$76	$65	$73	$75
Nonperforming portfolio loans and leases as a percent of portfolio loans, leases and other assets, including OREO(a)	0.72%	0.64%	0.74%	0.75%	0.55%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.80%	0.75%	0.86%	0.88%	0.70%

(a)	Does not include nonaccrual loans held for sale.
(b)	As of December 31, 2016, excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party. As of September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, excludes $7 million of restructured accruing loans and $20 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.

Total nonperforming portfolio assets increased $40 million, or 6 percent, from the previous quarter to $738 million. Portfolio nonperforming loans (NPLs) at quarter-end increased $59 million, or 10 percent, from the previous quarter to $660 million, or 0.72 percent of total portfolio loans, leases and OREO.

Commercial portfolio NPLs increased $63 million from last quarter to $523 million, or 0.93 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs decreased $4 million from last quarter to $137 million, or 0.38 percent of consumer portfolio loans, leases and OREO.

OREO balances were down $21 million from the prior quarter to $63 million, and included $34 million in commercial OREO and $29 million in consumer OREO. Repossessed personal property increased $2 million from the prior quarter to $15 million.

Loans over 90 days past due and still accruing increased $11 million from the third quarter of 2016 to $84 million. Loans 30-89 days past due of $232 million were up $27 million from the previous quarter. The above delinquency figures exclude nonaccruals described previously.

Capital and Liquidity Position

	For the Three Months Ended
	December 2016	September 2016	June 2016	March 2016	December 2015
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.66%	11.83%	11.60%	11.57%	11.26%
Tangible equity(a)	9.82%	9.73%	9.59%	9.51%	9.55%
Tangible common equity (excluding unrealized gains/losses)(a)	8.87%	8.78%	8.64%	8.55%	8.59%
Tangible common equity (including unrealized gains/losses)(a)	8.91%	9.24%	9.18%	8.97%	8.71%

Regulatory capital ratios:
CET1 capital(b)	10.40%	10.17%	9.94%	9.81%	9.82%
Tier I risk-based capital(b)	11.51%	11.27%	11.03%	10.91%	10.93%
Total risk-based capital(b)	15.00%	14.88%	14.66%	14.66%	14.13%
Tier I leverage	9.90%	9.80%	9.64%	9.57%	9.54%

CET1 capital (fully phased-in)(a)(b)	10.30%	10.09%	9.86%	9.72%	9.72%

Book value per share	$19.82	$20.44	$20.09	$19.46	$18.48
Tangible book value per share(a)	$16.60	$17.22	$16.93	$16.32	$15.39

Modified liquidity coverage ratio (LCR)(c)(d)	128%	115%	110%	118%	N/A

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg G. reconciliation beginning on page 32.
(b)	Under the banking agencies Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(c)	Current period regulatory capital and liquidity ratios are estimated.
(d)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016.

Capital ratios remained strong and grew during the quarter. The CET1 ratio was 10.40 percent, the tangible common equity to tangible assets ratio* was 8.87 percent (excluding unrealized gains/losses), and 8.91 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 11.51 percent, the Total risk-based capital ratio was 15.00 percent, and the Tier I leverage ratio was 9.90 percent.

Book value per share at December 31, 2016 was $19.82 and tangible book value per share* was $16.60, compared with the September 30, 2016 book value per share of $20.44 and tangible book value per share* of $17.22.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On November 7, 2016, Fifth Third settled the forward contract related to the August 5, 2016 $240 million share repurchase agreement. An additional 1.1 million shares were repurchased in connection with the completion of this agreement.

•	On December 20, 2016, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $155 million of its outstanding stock. This reduced fourth quarter common shares outstanding by 4.8 million shares. Settlement of the forward contract related to this agreement is expected to occur on or before March 15, 2017.

*	Non-GAAP measure; see discussion of non-GAAP measures and Reg. G reconciliation beginning on page 32.

Tax Rate

The effective tax rate was 22.6 percent in the fourth quarter of 2016 compared with 25.6 percent in the third quarter of 2016 and 30.7 percent in the fourth quarter of 2015. The tax rate in the fourth quarter of 2016 was impacted by a $6 million tax benefit associated with the early adoption of ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting”, using the modified retrospective transition method. Additionally, the early adoption resulted in incremental tax expense of $1 million in the first quarter of 2016 and $5 million in the second quarter of 2016. The tax rate in the third quarter of 2016 was impacted by Vantiv-related gains, which were partially offset by an $8 million tax benefit in connection with certain commercial lease terminations.

Other

On November 21, 2016, Vantiv, Inc. conducted a secondary offering of 4.8 million shares of its Class A common stock on behalf of Fifth Third. Vantiv also concurrently repurchased 850,000 shares of Vantiv Class A common stock from Fifth Third. The 5.65 million shares sold by Fifth Third through these transactions were obtained through the net exercise of the entire remaining warrant position in Vantiv Holding, LLC and the exchange of those Vantiv Holding, LLC units for Class A shares of common stock in Vantiv, Inc. The warrant position gave Fifth Third the right to purchase approximately 7.8 million Class C units at a $15.98 strike price, which was settled through the net issuance of 5.65 million units. For more detail, see the 8-K dated November 22, 2016.

Fifth Third Bank owns approximately 35 million units representing a 17.9 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $59.62 on December 31, 2016, our interest in Vantiv was valued at approximately $2.1 billion. Next month in our 10-K, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $404 million as of September 30, 2016. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Tuesday, February 7, 2017 by dialing 855-859-2056 for domestic access or 404-537-3406 for international access (passcode 44810588#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2016, the Company had $142 billion in assets and operates 1,191 full-service Banking Centers, including 94 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,495 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third also has a 17.9% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2016, had $291 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses; (22) difficulties in separating the operations of any branches or other assets divested; (23) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (24) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (25) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (26) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

In this release, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide GAAP reconciliations for non-GAAP measures in our earnings release and presentation, both of which are available in the investor relations section of our website, www.53.com.

# # #

Quarterly Financial Review for December 31, 2016

Table of Contents

Financial Highlights	18-19
Consolidated Statements of Income	20
Consolidated Statements of Income (Taxable Equivalent)	21
Consolidated Balance Sheets	22-23
Consolidated Statements of Changes in Equity	24
Average Balance Sheet and Yield Analysis	25-27
Summary of Loans and Leases	28
Regulatory Capital	29
Summary of Credit Loss Experience	30
Asset Quality	31
Regulation G Non-GAAP Reconciliation	32-33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% / bps Change		Year to Date		% / bps Change
	December 2016	September 2016(m)	December 2015	Seq	Yr/Yr	December 2016	December 2015	Yr/Yr
Income Statement Data
Net interest income(a)(d)	$909	$913	$904	—	1%	$3,640	$3,554	2%
Noninterest income	620	840	1,104	(26%)	(44%)	2,696	3,003	(10%)
Total revenue(a)	1,529	1,753	2,008	(13%)	(24%)	6,336	6,557	(3%)
Provision for loan and lease losses	54	80	91	(33%)	(41%)	343	396	(13%)
Noninterest expense	960	973	963	(1%)	—	3,903	3,775	3%
Net income attributable to Bancorp	395	516	657	(23%)	(40%)	1,564	1,712	(9%)
Net income available to common shareholders	372	501	634	(26%)	(41%)	1,489	1,637	(9%)

Earnings Per Share Data
Net income allocated to common shareholders	$368	$496	$627	(26%)	(41%)	$1,474	$1,622	(9%)
Average common shares outstanding (in thousands):
Basic	746,107	750,886	784,855	(1%)	(5%)	757,367	798,628	(5%)
Diluted	757,444	757,856	794,481	—	(5%)	764,430	807,659	(5%)
Earnings per share, basic	0.49	0.66	0.80	(26%)	(39%)	1.95	2.03	(4%)
Earnings per share, diluted	0.49	0.65	0.79	(25%)	(38%)	1.93	2.01	(4%)

Common Share Data
Cash dividends per common share	$0.14	$0.13	$0.13	8%	8%	$0.53	$0.52	2%
Book value per share	19.82	20.44	18.48	(3%)	7%	19.82	18.48	7%
Market price per share	26.97	20.46	20.10	32%	34%	26.97	20.10	34%
Common shares outstanding (in thousands)	750,479	755,582	785,080	(1%)	(4%)	750,479	785,080	(4%)
Market capitalization	$20,240	$15,459	$15,780	31%	28%	$20,240	$15,780	28%

Financial Ratios
Return on average assets	1.11%	1.44%	1.83%	(33)	(72)	1.10%	1.22%	(12)
Return on average common equity	9.7%	12.8%	17.2%	(310)	(750)	9.8%	11.3%	(151)
Return on average tangible common equity(b)(d)	11.6%	15.2%	20.6%	(360)	(900)	11.6%	13.5%	(193)
Noninterest income as a percent of total revenue	41%	48%	55%	(700)	(1,400)	43%	46%	(300)
Dividend payout ratio	28.6%	19.7%	16.3%	890	1,230	27.2%	25.6%	160
Average total Bancorp shareholders’ equity as a percent of average assets	11.66%	11.83%	11.26%	(17)	40	11.67%	11.33%	34
Tangible common equity(c)(d)	8.87%	8.78%	8.59%	9	28	8.87%	8.59%	28
Net interest margin(a)(d)	2.86%	2.88%	2.85%	(2)	1	2.88%	2.88%	—
Efficiency(a)(d)	62.8%	55.5%	48.0%	730	1,480	61.6%	57.6%	400
Effective tax rate	22.6%	25.6%	30.7%	(300)	(810)	24.4%	27.8%	(340)

Credit Quality
Net losses charged-off	$73	$107	$80	(32%)	(9%)	$362	$446	(19%)
Net losses charged-off as a percent of average portfolio loans and leases	0.31%	0.45%	0.34%	(14)	(3)	0.39%	0.48%	(9)
ALLL as a percent of portfolio loans and leases	1.36%	1.37%	1.37%	(1)	(1)	1.36%	1.37%	(1)
Allowance for credit losses as a percent of portfolio loans and leases(k)	1.54%	1.54%	1.52%	—	2	1.54%	1.52%	2
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(e)	0.80%	0.75%	0.70%	5	10	0.80%	0.70%	10

Average Balances
Loans and leases, including held for sale	$93,981	$94,417	$94,587	—	(1%)	$94,320	$93,339	1%
Total securities and other short-term investments	32,567	31,675	31,256	3%	4%	31,965	30,245	6%
Total assets	141,837	142,726	141,973	(1%)	—	142,266	140,078	2%
Transaction deposits(f)	97,008	94,855	95,676	2%	1%	95,371	95,244	—
Core deposits(g)	100,949	98,875	99,728	2%	1%	99,381	99,295	—
Wholesale funding(h)	20,015	22,236	21,907	(10%)	(9%)	21,813	20,210	8%
Bancorp shareholders’ equity	16,545	16,883	15,982	(2%)	4%	16,597	15,865	5%

Capital and Liquidity Ratios(i)
CET1 capital(j)	10.40%	10.17%	9.82%	23	58	10.40%	9.82%	58
Tier I risk-based capital(j)	11.51%	11.27%	10.93%	24	58	11.51%	10.93%	58
Total risk-based capital(j)	15.00%	14.88%	14.13%	12	87	15.00%	14.13%	87
Tier I leverage	9.90%	9.80%	9.54%	10	36	9.90%	9.54%	36
CET1 capital (fully phased-in)(j)(d)	10.30%	10.09%	9.72%	21	58	10.30%	9.72%	58
Modified liquidity coverage ratio (LCR)(l)	128%	115%	N/A	12%	—	128%	N/A	—

Operations
Banking centers	1,191	1,191	1,254	—	(4%)	1,191	1,254	(4%)
ATMs	2,495	2,497	2,593	—	(4%)	2,495	2,593	(4%)
Full-time equivalent employees	17,844	18,072	18,261	(1%)	(2%)	17,844	18,261	(2%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(k)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(l)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016.
(m)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2016	September 2016(m)	June 2016(m)	March 2016(m)	December 2015
Income Statement Data
Net interest income(a)(d)	$909	$913	$908	$909	$904
Noninterest income	620	840	599	637	1,104
Total revenue(a)	1,529	1,753	1,507	1,546	2,008
Provision for loan and lease losses	54	80	91	119	91
Noninterest expense	960	973	983	986	963
Net income attributable to Bancorp	395	516	328	326	657
Net income available to common shareholders	372	501	305	311	634

Earnings Per Share Data
Net income allocated to common shareholders	$368	$496	$302	$308	$627
Average common shares outstanding (in thousands):
Basic	746,107	750,886	759,105	773,564	784,855
Diluted	757,444	757,856	764,811	777,758	794,481
Earnings per share, basic	0.49	0.66	0.40	0.40	0.80
Earnings per share, diluted	0.49	0.65	0.39	0.40	0.79

Common Share Data
Cash dividends per common share	$0.14	$0.13	$0.13	$0.13	$0.13
Book value per share	19.82	20.44	20.09	19.46	18.48
Market price per share	26.97	20.46	17.59	16.69	20.10
Common shares outstanding (in thousands)	750,479	755,582	766,346	770,471	785,080
Market capitalization	$20,240	$15,459	$13,480	$12,859	$15,780

Financial Ratios
Return on average assets	1.11%	1.44%	0.92%	0.93%	1.83%
Return on average common equity	9.7%	12.8%	8.0%	8.3%	17.2%
Return on average tangible common equity(b)(d)	11.6%	15.2%	9.6%	9.9%	20.6%
Noninterest income as a percent of total revenue	41%	48%	40%	41%	55%
Dividend payout ratio	28.6%	19.7%	32.5%	32.5%	16.3%
Average total Bancorp shareholders’ equity as a percent of average assets	11.66%	11.83%	11.60%	11.57%	11.26%
Tangible common equity(c)(d)	8.87%	8.78%	8.64%	8.55%	8.59%
Net interest margin(a)(d)	2.86%	2.88%	2.88%	2.91%	2.85%
Efficiency(a)(d)	62.8%	55.5%	65.3%	63.8%	48.0%
Effective tax rate	22.6%	25.6%	23.9%	25.1%	30.7%

Credit Quality
Net losses charged-off	$73	$107	$87	$96	$80
Net losses charged-off as a percent of average portfolio loans and leases	0.31%	0.45%	0.37%	0.42%	0.34%
ALLL as a percent of portfolio loans and leases	1.36%	1.37%	1.38%	1.38%	1.37%
Allowance for credit losses as a percent of portfolio loans and leases(k)	1.54%	1.54%	1.54%	1.54%	1.52%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(e)	0.80%	0.75%	0.86%	0.88%	0.70%

Average Balances
Loans and leases, including held for sale	$93,981	$94,417	$94,807	$94,078	$94,587
Total securities and other short-term investments	32,567	31,675	32,040	31,573	31,256
Total assets	141,837	142,726	142,920	141,582	141,973
Transaction deposits(f)	97,008	94,855	94,929	94,680	95,676
Core deposits(g)	100,949	98,875	98,973	98,715	99,728
Wholesale funding(h)	20,015	22,236	23,084	21,936	21,907
Bancorp shareholders’ equity	16,545	16,883	16,584	16,376	15,982

Capital and Liquidity Ratios(i)
CET1 capital(j)	10.40%	10.17%	9.94%	9.81%	9.82%
Tier I risk-based capital(j)	11.51%	11.27%	11.03%	10.91%	10.93%
Total risk-based capital(j)	15.00%	14.88%	14.66%	14.66%	14.13%
Tier I leverage	9.90%	9.80%	9.64%	9.57%	9.54%
CET1 capital (fully phased-in)(j)(d)	10.30%	10.09%	9.86%	9.72%	9.72%
Modified liquidity coverage ratio (LCR)(l)	128%	115%	110%	118%	N/A

Operations
Banking centers	1,191	1,191	1,191	1,241	1,254
ATMs	2,495	2,497	2,514	2,556	2,593
Full-time equivalent employees	17,844	18,072	18,051	18,200	18,261

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(k)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(l)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016.
(m)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2016	September 2016(a)	December 2015	Seq	Yr/Yr	December 2016	December 2015	Yr/Yr
Interest Income
Interest and fees on loans and leases	$805	$816	$797	(1%)	1%	$3,233	$3,151	3%
Interest on securities	245	239	231	3%	6%	952	869	10%
Interest on other short-term investments	2	2	2	—	—	8	8	—

Total interest income	1,052	1,057	1,030	—	2%	4,193	4,028	4%

Interest Expense
Interest on deposits	54	51	46	6%	17%	205	186	10%
Interest on federal funds purchased	—	—	—	—	—	2	1	100%
Interest on other short-term borrowings	2	2	1	—	100%	10	2	NM
Interest on long-term debt	93	97	84	(4%)	11%	361	306	18%

Total interest expense	149	150	131	(1%)	14%	578	495	17%

Net Interest Income	903	907	899	—	—	3,615	3,533	2%

Provision for loan and lease losses	54	80	91	(33%)	(41%)	343	396	(13%)

Net Interest Income After Provision for Loan and Lease Losses	849	827	808	3%	5%	3,272	3,137	4%

Noninterest Income
Service charges on deposits	141	143	144	(1%)	(2%)	558	563	(1%)
Corporate banking revenue	101	111	104	(9%)	(3%)	432	384	13%
Mortgage banking net revenue	65	66	74	(2%)	(12%)	285	348	(18%)
Wealth and asset management revenue	100	101	102	(1%)	(2%)	404	418	(3%)
Card and processing revenue	79	79	77	—	3%	319	302	6%
Other noninterest income	137	336	602	(59%)	(77%)	688	979	(30%)
Securities gains, net	(3)	4	1	NM	NM	10	9	11%

Total noninterest income	620	840	1,104	(26%)	(44%)	2,696	3,003	(10%)

Noninterest Expense
Salaries, wages and incentives	403	400	386	1%	4%	1,612	1,525	6%
Employee benefits	76	78	74	(3%)	3%	339	323	5%
Net occupancy expense	73	73	83	—	(12%)	299	321	(7%)
Technology and communications	56	62	59	(10%)	(5%)	234	224	4%
Equipment expense	29	29	32	—	(9%)	118	124	(5%)
Card and processing expense	31	30	40	3%	(23%)	132	153	(14%)
Other noninterest expense	292	301	289	(3%)	1%	1,169	1,105	6%

Total noninterest expense	960	973	963	(1%)	—	3,903	3,775	3%

Income Before Income Taxes	509	694	949	(27%)	(46%)	2,065	2,365	(13%)
Applicable income tax expense	114	178	292	(36%)	(61%)	505	659	(23%)

Net Income	395	516	657	(23%)	(40%)	1,560	1,706	(9%)
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	(4)	(6)	(33%)

Net Income Attributable to Bancorp	395	516	657	(23%)	(40%)	1,564	1,712	(9%)
Dividends on preferred stock	23	15	23	53%	—	75	75	—

Net Income Available to Common Shareholders	$372	$501	$634	(26%)	(41%)	$1,489	$1,637	(9%)

(a)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	December 2016	September 2016(b)	June 2016(b)	March 2016(b)	December 2015
Interest Income
Interest and fees on loans and leases	$805	$816	$808	$804	$797
Interest on securities	245	239	236	232	231
Interest on other short-term investments	2	2	2	2	2

Total interest income	1,052	1,057	1,046	1,038	1,030
Taxable equivalent adjustment	6	6	6	6	5

Total interest income (taxable equivalent)(a)	1,058	1,063	1,052	1,044	1,035

Interest Expense
Interest on deposits	54	51	50	49	46
Interest on federal funds purchased	—	—	1	1	—
Interest on other short-term borrowings	2	2	3	3	1
Interest on long-term debt	93	97	90	82	84

Total interest expense	149	150	144	135	131

Net Interest Income (Taxable Equivalent)	909	913	908	909	904

Provision for loan and lease losses	54	80	91	119	91

Net Interest Income (Taxable Equivalent) After Provision for Provision for Loan and Lease Losses	855	833	817	790	813

Noninterest Income
Service charges on deposits	141	143	138	137	144
Corporate banking revenue	101	111	117	102	104
Mortgage banking net revenue	65	66	75	78	74
Wealth and asset management revenue	100	101	101	102	102
Card and processing revenue	79	79	82	79	77
Other noninterest income	137	336	80	136	602
Securities gains, net	(3)	4	6	3	1

Total noninterest income	620	840	599	637	1,104

Noninterest Expense
Salaries, wages and incentives	403	400	407	403	386
Employee benefits	76	78	85	100	74
Net occupancy expense	73	73	75	77	83
Technology and communications	56	62	60	56	59
Equipment expense	29	29	30	30	32
Card and processing expense	31	30	37	35	40
Other noninterest expense	292	301	289	285	289

Total noninterest expense	960	973	983	986	963

Income Before Income Taxes (Taxable Equivalent)(a)	515	700	433	441	954
Taxable equivalent adjustment	6	6	6	6	5

Income Before Income Taxes	509	694	427	435	949
Applicable income tax expense	114	178	103	109	292

Net Income	395	516	324	326	657
Less: Net Income attributable to noncontrolling interests	—	—	(4)	—	—

Net Income Attributable to Bancorp	395	516	328	326	657
Dividends on preferred stock	23	15	23	15	23

Net Income Available to Common Shareholders	$372	$501	$305	$311	$634

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(b)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2016	September 2016(d)	December 2015	Seq	Yr/Yr
Assets
Cash and due from banks	$2,392	$2,164	$2,540	11%	(6%)
Available-for-sale and other securities(a)	31,183	30,689	29,044	2%	7%
Held-to-maturity securities(b)	26	56	70	(54%)	(63%)
Trading securities	410	431	386	(5%)	6%
Other short-term investments	2,754	2,995	2,671	(8%)	3%
Loans held for sale	751	1,060	903	(29%)	(17%)
Portfolio loans and leases:
Commercial and industrial loans	41,676	42,727	42,131	(2%)	(1%)
Commercial mortgage loans	6,899	6,856	6,957	1%	(1%)
Commercial construction loans	3,903	3,905	3,214	—	21%
Commercial leases	3,974	3,995	3,854	(1%)	3%
Residential mortgage loans	15,051	14,643	13,716	3%	10%
Home equity	7,695	7,864	8,301	(2%)	(7%)
Automobile loans	9,983	10,349	11,493	(4%)	(13%)
Credit card	2,237	2,169	2,259	3%	(1%)
Other consumer loans and leases	680	643	657	6%	4%

Portfolio loans and leases	92,098	93,151	92,582	(1%)	(1%)
Allowance for loan and lease losses	(1,253)	(1,272)	(1,272)	(1%)	(1%)

Portfolio loans and leases, net	90,845	91,879	91,310	(1%)	(1%)
Bank premises and equipment	2,065	2,084	2,239	(1%)	(8%)
Operating lease equipment	738	771	707	(4%)	4%
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	9	10	12	(10%)	(25%)
Servicing rights	744	619	785	20%	(5%)
Other assets	7,844	8,105	7,965	(3%)	(2%)

Total Assets	$142,177	$143,279	$141,048	(1%)	1%

Liabilities
Deposits:
Demand	$35,782	$35,625	$36,267	—	(1%)
Interest checking	26,679	24,483	26,768	9%	—
Savings	13,941	14,019	14,601	(1%)	(5%)
Money market	20,749	19,910	18,494	4%	12%
Foreign office	426	518	464	(18%)	(8%)
Other time	3,866	3,971	4,019	(3%)	(4%)
Certificates $100,000 and over	2,378	2,745	2,592	(13%)	(8%)
Other	—	—	—	—	—

Total deposits	103,821	101,271	103,205	3%	1%
Federal funds purchased	132	126	151	5%	(13%)
Other short-term borrowings	3,535	3,494	1,507	1%	NM
Accrued taxes, interest and expenses	1,800	2,178	2,164	(17%)	(17%)
Other liabilities	2,269	2,516	2,341	(10%)	(3%)
Long-term debt	14,388	16,890	15,810	(15%)	(9%)

Total Liabilities	125,945	126,475	125,178	—	1%

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,756	2,750	2,666	—	3%
Retained earnings	13,441	13,175	12,358	2%	9%
Accumulated other comprehensive income	59	755	197	(92%)	(70%)
Treasury stock	(3,433)	(3,286)	(2,764)	4%	24%

Total Bancorp shareholders’ equity	16,205	16,776	15,839	(3%)	2%
Noncontrolling interests	27	28	31	(4%)	(13%)

Total Equity	16,232	16,804	15,870	(3%)	2%

Total Liabilities and Equity	$142,177	$143,279	$141,048	(1%)	1%

(a) Amortized cost	$31,024	$29,486	$28,678	5%	8%
(b) Market values	26	56	70	(54%)	(63%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	750,479	755,582	785,080	(1%)	(4%)
Treasury	173,413	168,310	138,812	3%	25%

(d)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December	September	June	March	December
	2016	2016(d)	2016(d)	2016(d)	2015
Assets
Cash and due from banks	$2,392	$2,164	$2,359	$2,298	$2,540
Available-for-sale and other securities(a)	31,183	30,689	31,455	29,891	29,044
Held-to-maturity securities(b)	26	56	62	64	70
Trading securities	410	431	401	405	386
Other short-term investments	2,754	2,995	1,818	1,778	2,671
Loans held for sale	751	1,060	877	803	903
Portfolio loans and leases:
Commercial and industrial loans	41,676	42,727	43,558	43,433	42,131
Commercial mortgage loans	6,899	6,856	6,875	6,864	6,957
Commercial construction loans	3,903	3,905	3,706	3,428	3,214
Commercial leases	3,974	3,995	3,978	3,956	3,854
Residential mortgage loans	15,051	14,643	14,307	13,895	13,716
Home equity	7,695	7,864	7,988	8,112	8,301
Automobile loans	9,983	10,349	10,671	11,128	11,493
Credit card	2,237	2,169	2,172	2,138	2,259
Other consumer loans and leases	680	643	654	651	657

Portfolio loans and leases	92,098	93,151	93,909	93,605	92,582
Allowance for loan and lease losses	(1,253)	(1,272)	(1,299)	(1,295)	(1,272)

Portfolio loans and leases, net	90,845	91,879	92,610	92,310	91,310
Bank premises and equipment	2,065	2,084	2,144	2,185	2,239
Operating lease equipment	738	771	756	738	707
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	9	10	10	11	12
Servicing rights	744	619	621	685	785
Other assets	7,844	8,105	8,096	8,846	7,965

Total Assets	$142,177	$143,279	$143,625	$142,430	$141,048

Liabilities
Deposits:
Demand	$35,782	$35,625	$36,137	$35,858	$36,267
Interest checking	26,679	24,483	24,571	25,182	26,768
Savings	13,941	14,019	14,356	14,738	14,601
Money market	20,749	19,910	19,125	19,377	18,494
Foreign office	426	518	453	441	464
Other time	3,866	3,971	4,021	4,049	4,019
Certificates $100,000 and over	2,378	2,745	2,778	2,830	2,592
Other	—	—	430	—	—

Total deposits	103,821	101,271	101,871	102,475	103,205
Federal funds purchased	132	126	108	134	151
Other short-term borrowings	3,535	3,494	3,979	3,523	1,507
Accrued taxes, interest and expenses	1,800	2,178	2,187	2,011	2,164
Other liabilities	2,269	2,516	2,495	2,627	2,341
Long-term debt	14,388	16,890	16,231	15,305	15,810

Total Liabilities	125,945	126,475	126,871	126,075	125,178

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,756	2,750	2,760	2,687	2,666
Retained earnings	13,441	13,175	12,772	12,569	12,358
Accumulated other comprehensive income	59	755	889	684	197
Treasury stock	(3,433)	(3,286)	(3,077)	(2,999)	(2,764)

Total Bancorp shareholders’ equity	16,205	16,776	16,726	16,323	15,839
Noncontrolling interests	27	28	28	32	31

Total Equity	16,232	16,804	16,754	16,355	15,870

Total Liabilities and Equity	$142,177	$143,279	$143,625	$142,430	$141,048

(a) Amortized cost	$31,024	$29,486	$30,101	$28,838	$28,678
(b) Market values	26	56	62	64	70
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	750,479	755,582	766,346	770,471	785,080
Treasury	173,413	168,310	157,547	153,422	138,812

(d)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December	December	December	December
	2016	2015	2016	2015
Total equity, beginning	$16,804	$15,858	$15,870	$15,665
Net income attributable to Bancorp	395	657	1,564	1,712
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(664)	(290)	(137)	(237)
Qualifying cash flow hedges	(38)	(36)	(12)	(1)
Change in accumulated other comprehensive income related to employee benefit plans	6	1	11	6

Comprehensive income	(301)	332	1,426	1,480

Cash dividends declared:
Common stock	(106)	(102)	(405)	(417)
Preferred stock	(23)	(23)	(75)	(75)
Impact of stock transactions under stock compensation plans, net	13	21	80	75
Shares acquired for treasury	(155)	(215)	(661)	(850)
Noncontrolling interest	(1)	—	(4)	—
Other	1	(1)	1	(8)

Total equity, ending	$16,232	$15,870	$16,232	$15,870

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December	September	December
	2016	2016(c)	2015	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,612	$43,125	$43,175	(1%)	(1%)
Commercial mortgage loans	6,961	6,891	7,053	1%	(1%)
Commercial construction loans	3,890	3,848	3,141	1%	24%
Commercial leases	3,921	3,963	3,841	(1%)	2%
Residential mortgage loans	15,802	15,346	14,315	3%	10%
Home equity	7,779	7,918	8,394	(2%)	(7%)
Automobile loans	10,162	10,508	11,674	(3%)	(13%)
Credit card	2,180	2,165	2,320	1%	(6%)
Other consumer loans and leases	674	653	674	3%	—
Taxable securities	30,677	29,772	28,951	3%	6%
Tax exempt securities	81	76	52	7%	56%
Other short-term investments	1,809	1,827	2,253	(1%)	(20%)

Total interest-earning assets	126,548	126,092	125,843	—	1%
Cash and due from banks	2,358	2,289	2,466	3%	(4%)
Other assets	14,203	15,644	14,925	(9%)	(5%)
Allowance for loan and lease losses	(1,272)	(1,299)	(1,261)	(2%)	1%

Total Assets	$141,837	$142,726	$141,973	(1%)	—

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,644	$24,475	$25,296	5%	1%
Savings deposits	13,979	14,232	14,615	(2%)	(4%)
Money market deposits	20,476	19,706	18,775	4%	9%
Foreign office deposits	497	524	736	(5%)	(32%)
Other time deposits	3,941	4,020	4,052	(2%)	(3%)
Certificates $100,000 and over	2,539	2,768	3,305	(8%)	(23%)
Other deposits	115	749	7	(85%)	NM
Federal funds purchased	280	446	1,182	(37%)	(76%)
Other short-term borrowings	1,908	2,171	1,675	(12%)	14%
Long-term debt	15,173	16,102	15,738	(6%)	(4%)

Total interest-bearing liabilities	84,552	85,193	85,381	(1%)	(1%)
Demand deposits	36,412	35,918	36,254	1%	—
Other liabilities	4,300	4,704	4,325	(9%)	(1%)

Total Liabilities	125,264	125,815	125,960	—	(1%)
Total Equity	16,573	16,911	16,013	(2%)	3%

Total Liabilities and Equity	$141,837	$142,726	$141,973	(1%)	—

	For the Three Months Ended			bps Change
Yield Analysis	December	September	December
	2016	2016	2015	Seq	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	3.33%	3.28%	3.12%	5	21
Commercial mortgage loans(a)	3.42%	3.31%	3.11%	11	31
Commercial construction loans(a)	3.50%	3.43%	3.18%	7	32
Commercial leases(a)	2.64%	2.64%	2.68%	—	(4)
Residential mortgage loans	3.48%	3.51%	3.62%	(3)	(14)
Home equity	3.73%	3.76%	3.57%	(3)	16
Automobile loans	2.80%	2.71%	2.67%	9	13
Credit card	7.30%	10.34%	10.17%	(304)	(287)
Other consumer loans and leases	6.73%	6.90%	6.95%	(17)	(22)

Total loans and leases	3.43%	3.46%	3.36%	(3)	7
Taxable securities	3.17%	3.18%	3.16%	(1)	1
Tax exempt securities(a)	4.76%	4.91%	5.69%	(15)	(93)
Other short-term investments	0.47%	0.44%	0.28%	3	19

Total interest-earning assets	3.33%	3.36%	3.26%	(3)	7

Interest-bearing liabilities:
Interest checking deposits	0.25%	0.23%	0.19%	2	6
Savings deposits	0.04%	0.04%	0.05%	—	(1)
Money market deposits	0.30%	0.27%	0.22%	3	8
Foreign office deposits	0.15%	0.17%	0.14%	(2)	1
Other time deposits	1.24%	1.24%	1.20%	—	4
Certificates $100,000 and over	1.35%	1.28%	1.09%	7	26
Other deposits	0.41%	0.41%	0.09%	—	32
Federal funds purchased	0.41%	0.40%	0.12%	1	29
Other short-term borrowings	0.36%	0.30%	0.12%	6	24
Long-term debt	2.42%	2.40%	2.12%	2	30

Total interest-bearing liabilities	0.70%	0.70%	0.61%	—	9

Ratios:
Net interest margin (taxable equivalent)(b)	2.86%	2.88%	2.85%	(2)	1
Net interest rate spread (taxable equivalent)	2.63%	2.66%	2.65%	(3)	(2)
Interest-bearing liabilities to interest-earning assets	66.81%	67.56%	67.85%	(75)	(104)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(c)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	December	December
	2016	2015	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$43,184	$42,594	1%
Commercial mortgage loans	6,899	7,121	(3%)
Commercial construction loans	3,648	2,717	34%
Commercial leases	3,916	3,796	3%
Residential mortgage loans	15,101	13,798	9%
Home equity	7,998	8,592	(7%)
Automobile loans	10,708	11,847	(10%)
Credit card	2,205	2,303	(4%)
Other consumer loans and leases	661	571	16%
Taxable securities	30,019	26,932	11%
Tax exempt securities	80	55	45%
Other short-term investments	1,866	3,258	(43%)

Total interest-earning assets	126,285	123,584	2%
Cash and due from banks	2,303	2,608	(12%)
Other assets	14,963	15,179	(1%)
Allowance for loan and lease losses	(1,285)	(1,293)	(1%)

Total Assets	$142,266	$140,078	2%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,143	$26,160	(4%)
Savings deposits	14,346	14,951	(4%)
Money market deposits	19,523	18,152	8%
Foreign office deposits	497	817	(39%)
Other time deposits	4,010	4,051	(1%)
Certificates $100,000 and over	2,735	2,869	(5%)
Other deposits	333	57	NM
Federal funds purchased	506	920	(45%)
Other short-term borrowings	2,845	1,721	65%
Long-term debt	15,394	14,644	5%

Total interest-bearing liabilities	85,332	84,342	1%
Demand deposits	35,862	35,164	2%
Other liabilities	4,445	4,672	(5%)

Total Liabilities	125,639	124,178	1%
Total Equity	16,627	15,900	5%

Total Liabilities and Equity	$142,266	$140,078	2%

	Year to Date		bps Change
Yield Analysis	December	December
	2016	2015	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	3.27%	3.13%	14
Commercial mortgage loans(a)	3.32%	3.19%	13
Commercial construction loans(a)	3.42%	3.17%	25
Commercial leases(a)	2.69%	2.78%	(9)
Residential mortgage loans	3.54%	3.69%	(15)
Home equity	3.78%	3.63%	15
Automobile loans	2.71%	2.66%	5
Credit card	9.69%	10.27%	(58)
Other consumer loans and leases	6.56%	8.00%	(144)

Total loans and leases	3.45%	3.40%	5
Taxable securities	3.16%	3.22%	(6)
Tax exempt securities(a)	4.51%	5.23%	(72)
Other short-term investments	0.44%	0.25%	19

Total interest-earning assets	3.34%	3.28%	6

Interest-bearing liabilities:
Interest checking deposits	0.23%	0.19%	4
Savings deposits	0.05%	0.06%	(1)
Money market deposits	0.27%	0.24%	3
Foreign office deposits	0.16%	0.16%	—
Other time deposits	1.24%	1.20%	4
Certificates $100,000 and over	1.30%	1.16%	14
Other deposits	0.41%	0.16%	25
Federal funds purchased	0.39%	0.13%	26
Other short-term borrowings	0.36%	0.12%	24
Long-term debt	2.35%	2.09%	26

Total interest-bearing liabilities	0.68%	0.59%	9

Ratios:
Net interest margin (taxable equivalent)(b)	2.88%	2.88%	—
Net interest rate spread (taxable equivalent)	2.66%	2.69%	(3)
Interest-bearing liabilities to interest-earning assets	67.57%	68.25%	(68)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December	September	June	March	December
	2016	2016(c)	2016(c)	2016(c)	2015
Assets
Interest-earning assets:
Commercial and industrial loans	$42,612	$43,125	$43,878	$43,127	$43,175
Commercial mortgage loans	6,961	6,891	6,835	6,908	7,053
Commercial construction loans	3,890	3,848	3,551	3,297	3,141
Commercial leases	3,921	3,963	3,904	3,875	3,841
Residential mortgage loans	15,802	15,346	14,842	14,405	14,315
Home equity	7,779	7,918	8,059	8,241	8,394
Automobile loans	10,162	10,508	10,887	11,285	11,674
Credit card	2,180	2,165	2,198	2,277	2,320
Other consumer loans and leases	674	653	653	663	674
Taxable securities	30,677	29,772	30,002	29,619	28,951
Tax exempt securities	81	76	85	78	52
Other short-term investments	1,809	1,827	1,953	1,876	2,253

Total interest-earning assets	126,548	126,092	126,847	125,651	125,843
Cash and due from banks	2,358	2,289	2,228	2,335	2,466
Other assets	14,203	15,644	15,140	14,869	14,925
Allowance for loan and lease losses	(1,272)	(1,299)	(1,295)	(1,273)	(1,261)

Total Assets	$141,837	$142,726	$142,920	$141,582	$141,973

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,644	$24,475	$24,714	$25,740	$25,296
Savings deposits	13,979	14,232	14,576	14,601	14,615
Money market deposits	20,476	19,706	19,243	18,655	18,775
Foreign office deposits	497	524	484	483	736
Other time deposits	3,941	4,020	4,044	4,035	4,052
Certificates $100,000 and over	2,539	2,768	2,819	2,815	3,305
Other deposits	115	749	467	—	7
Federal funds purchased	280	446	693	608	1,182
Other short-term borrowings	1,908	2,171	3,754	3,564	1,675
Long-term debt	15,173	16,102	15,351	14,949	15,738

Total interest-bearing liabilities	84,552	85,193	86,145	85,450	85,381
Demand deposits	36,412	35,918	35,912	35,201	36,254
Other liabilities	4,300	4,704	4,247	4,524	4,325

Total Liabilities	125,264	125,815	126,304	125,175	125,960
Total Equity	16,573	16,911	16,616	16,407	16,013

Total Liabilities and Equity	$141,837	$142,726	$142,920	$141,582	$141,973

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.33%	3.28%	3.25%	3.23%	3.12%
Commercial mortgage loans(a)	3.42%	3.31%	3.28%	3.27%	3.11%
Commercial construction loans(a)	3.50%	3.43%	3.36%	3.38%	3.18%
Commercial leases(a)	2.64%	2.64%	2.71%	2.77%	2.68%
Residential mortgage loans	3.48%	3.51%	3.57%	3.63%	3.62%
Home equity	3.73%	3.76%	3.81%	3.80%	3.57%
Automobile loans	2.80%	2.71%	2.68%	2.65%	2.67%
Credit card	7.30%	10.34%	10.47%	10.64%	10.17%
Other consumer loans and leases	6.73%	6.90%	6.36%	6.27%	6.95%

Total loans and leases	3.43%	3.46%	3.45%	3.46%	3.36%
Taxable securities	3.17%	3.18%	3.16%	3.14%	3.16%
Tax exempt securities(a)	4.76%	4.91%	4.09%	4.32%	5.69%
Other short-term investments	0.47%	0.44%	0.43%	0.42%	0.28%

Total interest-earning assets	3.33%	3.36%	3.34%	3.34%	3.26%

Interest-bearing liabilities:
Interest checking deposits	0.25%	0.23%	0.22%	0.23%	0.19%
Savings deposits	0.04%	0.04%	0.05%	0.04%	0.05%
Money market deposits	0.30%	0.27%	0.26%	0.25%	0.22%
Foreign office deposits	0.15%	0.17%	0.15%	0.15%	0.14%
Other time deposits	1.24%	1.24%	1.24%	1.22%	1.20%
Certificates $100,000 and over	1.35%	1.28%	1.29%	1.28%	1.09%
Other deposits	0.41%	0.41%	0.40%	0.00%	0.09%
Federal funds purchased	0.41%	0.40%	0.39%	0.36%	0.12%
Other short-term borrowings	0.36%	0.30%	0.36%	0.39%	0.12%
Long-term debt	2.42%	2.40%	2.36%	2.22%	2.12%

Total interest-bearing liabilities	0.70%	0.70%	0.67%	0.64%	0.61%

Ratios:
Net interest margin (taxable equivalent)(b)	2.86%	2.88%	2.88%	2.91%	2.85%
Net interest rate spread (taxable equivalent)	2.63%	2.66%	2.67%	2.70%	2.65%
Interest-bearing liabilities to interest-earning assets	66.81%	67.56%	67.91%	68.01%	67.85%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(c)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December	September	June	March	December
	2016	2016	2016	2016	2015
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$42,548	$43,116	$43,876	$43,089	$43,154
Commercial mortgage loans	6,957	6,888	6,831	6,886	7,032
Commercial construction loans	3,890	3,848	3,551	3,297	3,141
Commercial leases	3,921	3,962	3,898	3,874	3,839

Total commercial loans and leases	57,316	57,814	58,156	57,146	57,166
Consumer loans and leases:
Residential mortgage loans	14,854	14,455	14,046	13,788	13,504
Home equity	7,779	7,918	8,054	8,217	8,360
Automobile loans	10,162	10,508	10,887	11,283	11,670
Credit card	2,180	2,165	2,134	2,179	2,218
Other consumer loans and leases	673	651	654	662	676

Total consumer loans and leases	35,648	35,697	35,775	36,129	36,428

Total average portfolio loans and leases	$92,964	$93,511	$93,931	$93,275	$93,594

Average loans held for sale	$1,017	$906	$876	$803	$993

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,676	$42,727	$43,558	$43,433	$42,131
Commercial mortgage loans	6,899	6,856	6,875	6,864	6,957
Commercial construction loans	3,903	3,905	3,706	3,428	3,214
Commercial leases	3,974	3,995	3,978	3,956	3,854

Total commercial loans and leases	56,452	57,483	58,117	57,681	56,156
Consumer loans and leases:
Residential mortgage loans	15,051	14,643	14,307	13,895	13,716
Home equity	7,695	7,864	7,988	8,112	8,301
Automobile loans	9,983	10,349	10,671	11,128	11,493
Credit card	2,237	2,169	2,172	2,138	2,259
Other consumer loans and leases	680	643	654	651	657

Total consumer loans and leases	35,646	35,668	35,792	35,924	36,426

Total portfolio loans and leases	$92,098	$93,151	$93,909	$93,605	$92,582

Total loans held for sale	$751	$1,060	$877	$803	$903

Operating lease equipment	$738	$771	$756	$738	$707

Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	$519	$544	$567	$552	$588
Commercial mortgage loans	226	226	229	231	239
Commercial construction loans	41	38	24	26	27
Commercial leases	280	270	282	262	256
Residential mortgage loans	53,554	54,646	56,170	57,758	59,024
Automobile loans	51	66	83	102	122

Total loans and leases serviced for others	54,671	55,790	57,355	58,931	60,256

Total loans and leases serviced	$148,258	$150,772	$152,897	$154,077	$154,448

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	December	September	June	March	December
	2016(a)	2016	2016	2016	2015
Regulatory capital:
Common stock and related surplus (net of treasury stock)	$1,374	$1,510	$1,728	$1,738	$1,953
Retained earnings	13,441	13,175	12,772	12,569	12,358
Common equity tier I capital adjustments and deductions	(2,389)	(2,386)	(2,388)	(2,393)	(2,394)

CET1 capital	12,426	12,299	12,112	11,914	11,917
Additional tier I capital	1,330	1,331	1,331	1,330	1,343

Tier I capital	13,756	13,630	13,443	13,244	13,260
Tier II capital	4,164	4,374	4,414	4,553	3,874

Total regulatory capital	$17,920	$18,004	$17,857	$17,797	$17,134

Risk-weighted assets(b)	$119,482	$120,954	$121,824	$121,432	$121,290

Ratios:
Average shareholders’ equity to average assets	11.66%	11.83%	11.60%	11.57%	11.26%

Regulatory capital ratios:
Fifth Third Bancorp
CET1 capital(b)	10.40%	10.17%	9.94%	9.81%	9.82%
Tier I risk-based capital(b)	11.51%	11.27%	11.03%	10.91%	10.93%
Total risk-based capital(b)	15.00%	14.88%	14.66%	14.66%	14.13%
Tier I leverage	9.90%	9.80%	9.64%	9.57%	9.54%
CET1 capital (fully phased-in)(b)(c)	10.30%	10.09%	9.86%	9.72%	9.72%

Fifth Third Bank
Tier I risk-based capital(b)	11.94%	11.98%	11.83%	11.79%	11.92%
Total risk-based capital(b)	13.78%	13.82%	13.67%	13.63%	13.12%
Tier I leverage	10.30%	10.46%	10.37%	10.39%	10.43%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	December 2016	September 2016	June 2016	March 2016	December 2015
Average portfolio loans and leases:
Commercial and industrial loans	$42,548	$43,116	$43,876	$43,089	$43,154
Commercial mortgage loans	6,957	6,888	6,831	6,886	7,032
Commercial construction loans	3,890	3,848	3,551	3,297	3,141
Commercial leases	3,921	3,962	3,898	3,874	3,839
Residential mortgage loans	14,854	14,455	14,046	13,788	13,504
Home equity	7,779	7,918	8,054	8,217	8,360
Automobile loans	10,162	10,508	10,887	11,283	11,670
Credit card	2,180	2,165	2,134	2,179	2,218
Other consumer loans and leases	673	651	654	662	676

Total average portfolio loans and leases	$92,964	$93,511	$93,931	$93,275	$93,594

Losses charged-off:
Commercial and industrial loans	($35)	($76)	($43)	($50)	($38)
Commercial mortgage loans	(4)	(4)	(7)	(8)	(7)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	(1)	(2)	(1)
Residential mortgage loans	(4)	(4)	(5)	(4)	(5)
Home equity	(10)	(10)	(10)	(11)	(13)
Automobile loans	(15)	(14)	(12)	(14)	(13)
Credit card	(21)	(22)	(23)	(23)	(22)
Other consumer loans and leases	(7)	(6)	(4)	(4)	(6)

Total losses charged-off	($97)	($137)	($105)	($116)	($105)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$10	$15	$4	$4	$8
Commercial mortgage loans	2	2	1	2	4
Commercial construction loans	—	—	—	—	—
Commercial leases	—	1	—	—	—
Residential mortgage loans	2	2	3	2	2
Home equity	4	3	4	3	4
Automobile loans	4	5	4	5	4
Credit card	2	2	2	3	3
Other consumer loans and leases	—	—	—	1	—

Total recoveries of losses previously charged-off	$24	$30	$18	$20	$25

Net losses charged-off:
Commercial and industrial loans	($25)	($61)	($39)	($46)	($30)
Commercial mortgage loans	(2)	(2)	(6)	(6)	(3)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	—	(1)	(2)	(1)
Residential mortgage loans	(2)	(2)	(2)	(2)	(3)
Home equity	(6)	(7)	(6)	(8)	(9)
Automobile loans	(11)	(9)	(8)	(9)	(9)
Credit card	(19)	(20)	(21)	(20)	(19)
Other consumer loans and leases	(7)	(6)	(4)	(3)	(6)

Total net losses charged-off	($73)	($107)	($87)	($96)	($80)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.24%	0.56%	0.36%	0.43%	0.28%
Commercial mortgage loans	0.11%	0.08%	0.38%	0.35%	0.19%
Commercial construction loans	0.00%	0.00%	0.00%	(0.06%)	0.00%
Commercial leases	0.12%	0.00%	0.09%	0.20%	0.15%
Residential mortgage loans	0.06%	0.07%	0.06%	0.07%	0.08%
Home equity	0.35%	0.32%	0.30%	0.36%	0.39%
Automobile loans	0.40%	0.35%	0.26%	0.32%	0.31%
Credit card	3.52%	3.61%	3.92%	3.73%	3.40%
Other consumer loans and leases	3.30%	3.70%	2.42%	2.28%	3.10%

Total net losses charged-off as a percent of average portfolio loans and leases	0.31%	0.45%	0.37%	0.42%	0.34%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December	September	June	March	December
	2016	2016	2016	2016	2015
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,272	$1,299	$1,295	$1,272	$1,261
Total net losses charged-off	(73)	(107)	(87)	(96)	(80)
Provision for loan and lease losses	54	80	91	119	91

Allowance for loan and lease losses, ending	$1,253	$1,272	$1,299	$1,295	$1,272

Reserve for unfunded commitments, beginning	$162	$151	$144	$138	$134
Provision for unfunded commitments	(1)	11	7	6	4

Reserve for unfunded commitments, ending	$161	$162	$151	$144	$138

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,253	$1,272	$1,299	$1,295	$1,272
Reserve for unfunded commitments	161	162	151	144	138

Total allowance for credit losses	$1,414	$1,434	$1,450	$1,439	$1,410

	As of
	December	September	June	March	December
	2016	2016	2016	2016	2015
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$302	$235	$254	$278	$82
Commercial mortgage loans	27	31	39	51	56
Commercial construction loans	—	—	—	—	—
Commercial leases	2	—	4	4	—
Residential mortgage loans	17	19	27	25	28
Home equity	55	59	61	61	62

Total nonaccrual portfolio loans and leases (excludes restructured loans)	403	344	385	419	228
Nonaccrual restructured portfolio commercial loans and leases	192	194	242	210	203
Nonaccrual restructured portfolio consumer loans and leases	65	63	66	72	75

Total nonaccrual portfolio loans and leases	660	601	693	701	506
Repossessed property	15	13	15	17	18
OREO	63	84	97	107	123

Total nonperforming portfolio assets	738	698	805	825	647
Nonaccrual loans held for sale	4	91	20	3	1
Nonaccrual restructured loans held for sale	9	9	—	2	11

Total nonperforming assets	$751	$798	$825	$830	$659

Restructured portfolio consumer loans and leases (accrual)	$959	$972	$982	$998	$979
Restructured portfolio commercial loans and leases (accrual)	$321	$408	$431	$461	$491

90 days past due loans and leases (accrual):
Commercial and industrial loans	$4	$7	$2	$3	$7
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	4	7	2	3	7

Residential mortgage loans	49	43	38	44	40
Home equity	—	—	—	—	—
Automobile loans	9	8	7	8	10
Credit card	22	18	18	18	18
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	80	69	63	70	68

Total 90 days past due loans and leases (accrual)(b)	$84	$76	$65	$73	$75

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.31%	0.45%	0.37%	0.42%	0.34%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.36%	1.37%	1.38%	1.38%	1.37%
As a percent of nonperforming loans and leases(a)	190%	212%	188%	185%	252%
As a percent of nonperforming assets(a)	170%	182%	161%	157%	197%
Nonperforming loans and leases as a percent of portfolio loans and leases and OREO(a)	0.72%	0.64%	0.74%	0.75%	0.55%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.80%	0.75%	0.86%	0.88%	0.70%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.81%	0.85%	0.87%	0.88%	0.70%
Allowance for credit losses as a percent of nonperforming assets	192%	205%	180%	174%	218%

(a)	Does not include nonaccrual loans held for sale.
(b)	Does not include loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including : “net interest income on an FTE basis,” “net interest margin on an FTE basis,” “adjusted net interest margin,” “efficiency ratio,” “income before income taxes on an FTE basis,” “pre-provision net revenue,” “noninterest income excluding certain items,” “adjusted noninterest income,” “adjusted noninterest income excluding mortgage banking revenue,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity,” “tangible equity,” “tangible book value per common share,” and “Common Equity Tier 1 under Basel III Final Rule (fully phased-in),” and certain ratios derived from these measures.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Pre-provision net revenue is defined as net interest income plus noninterest income minus noninterest expense. Management believes this measure is important because it provides a ready view of pre-tax earnings before the impact of provision expense. Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

The Bancorp became subject to the Basel III Final Rule on January 1, 2015 which defined various regulatory capital ratios including the Common Equity Tier 1 (“CET1”) ratio. The CET1 capital ratio has transition provisions that will be phased out over time. CET1 capital ratio is presented on a fully phased-in basis for comparative purposes with other organizations. The Bancorp considers the fully phased-in CET1 ratio a Non-GAAP measure since it is not the CET1 ratio in effect for the periods presented. Since analysts and the U.S. banking agencies may assess the Bancorp’s capital adequacy using these ratios, management believes they are useful to provide investors the ability to assess its capital adequacy on the same basis.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 33 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures. Management has provided forward-looking guidance on certain Non-GAAP measures in connection with its earnings presentation in order to facilitate comparability with the Bancorp’s historical performance and financial condition as reflected in these Non-GAAP measures. Such forward-looking Non-GAAP measures include return on tangible common equity; net interest margin (FTE); adjusted net interest margin; net interest income (FTE); adjusted noninterest income; adjusted noninterest income excluding mortgage banking net revenue; and noninterest income, excluding certain transactions and adjustments related to the Bancorp’s investment in Vantiv, Visa total return swap, and branch sales, closures and consolidations. Bancorp’s management does not estimate on a forward-looking basis the impact of items similar to those that it has excluded to generate these Non-GAAP measures on a historical basis because the occurrence and amounts of items such as these are difficult to predict. As a result, the Bancorp has not provided reconciliations of its forward-looking Non-GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		December 2016	September 2016(4)	June 2016(4)	March 2016(4)	December 2015
Net interest income (U.S. GAAP)		$903	$907	$902	$903	$899
Add:	FTE Adjustment	6	6	6	6	5

Net interest income on an FTE basis (a)		909	913	908	909	904
Net interest income (U.S. GAAP) (annualized) (b)		3,592	3,608	3,628	3,632	3,567
Net interest income on an FTE basis (annualized) (c)		3,616	3,632	3,652	3,656	3,587
Net interest income on an FTE basis (a)		909
Add:	Bankcard refunds	16

Adjusted net interest income on an FTE basis (d)		925
Adjusted net interest income on an FTE basis (annualized) (e)		3,680

Noninterest income (f)		620	840	599	637	1,104
Noninterest expense (g)		960	973	983	986	963
Average interest-earning assets (h)		126,548	126,092	126,847	125,651	125,843

Net interest margin (U.S. GAAP) (b)/(h)		2.84%	2.86%	2.86%	2.89%	2.83%
Net interest margin on an FTE basis (c)/(h)		2.86%	2.88%	2.88%	2.91%	2.85%
Adjusted net interest margin (e)/(h)		2.91%
Efficiency ratio (g)/(a)+(f)		62.8%	55.5%	65.3%	63.8%	48.0%

Income before income taxes (U.S. GAAP)		509	694	427	435	949
Add:	FTE Adjustment	6	6	6	6	5

Income before income taxes on an FTE basis		515	700	433	441	954

Net interest income (U.S. GAAP)		903	$907	$902	$903	$899
Add:	Noninterest income	620	840	599	637	1,104
Less:	Noninterest expense	(960)	(973)	(983)	(986)	(963)

Pre-provision net revenue		563	774	518	554	1,040

Net income available to common shareholders (U.S. GAAP)		372	501	305	311	634
Add:	Intangible amortization, net of tax	—	—	—	—	—

Tangible net income available to common shareholders		372	501	305	311	634
Tangible net income available to common shareholders (annualized) (i)		1,480	1,993	1,227	1,251	2,515

Average Bancorp shareholders’ equity (U.S. GAAP)		16,545	16,883	16,584	16,376	15,982
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Average intangible assets and other servicing rights	(10)	(10)	(11)	(12)	(13)

Average tangible common equity (j)		12,788	13,126	12,826	12,617	12,222

Total Bancorp shareholders’ equity (U.S. GAAP)		16,205	16,776	16,726	16,323	15,839
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(10)	(10)	(11)	(12)	(13)

Tangible common equity, including unrealized gains / losses (k)		12,448	13,019	12,968	12,564	12,079
Less:	Accumulated other comprehensive income	(59)	(755)	(889)	(684)	(197)

Tangible common equity, excluding unrealized gains / losses (l)		12,389	12,264	12,079	11,880	11,882
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (m)		13,720	13,595	13,410	13,211	13,213

Total assets (U.S. GAAP)		142,177	143,279	143,625	142,430	141,048
Less:	Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(10)	(10)	(11)	(12)	(13)

Tangible assets, including unrealized gains / losses (n)		139,751	140,853	141,198	140,002	138,619
Less:	Accumulated other comprehensive income / loss, before tax	(91)	(1,162)	(1,368)	(1,052)	(303)

Tangible assets, excluding unrealized gains / losses (o)		$139,660	$139,691	$139,830	138,950	138,316

Common shares outstanding (p)		750	756	766	770	785

Risk-weighted assets (actual) (q) (1)		$119,482	$120,954	$121,824	$121,432	$121,290

Ratios:
Return on average tangible common equity (i) / (j)		11.6%	15.2%	9.6%	9.9%	20.6%
Tangible equity (m) / (o)		9.82%	9.73%	9.59%	9.51%	9.55%
Tangible common equity (excluding unrealized gains/losses) (l) / (o)		8.87%	8.78%	8.64%	8.55%	8.59%
Tangible common equity (including unrealized gains/losses) (k) / (n)		8.91%	9.24%	9.18%	8.97%	8.71%
Tangible book value per share (k) / (p)		$16.60	$17.22	$16.93	$16.32	$15.39

Basel III Final Rule - Transition to fully phased-in
CET1 capital (transitional)		$12,426	$12,299	$12,112	$11,914	$11,917
Less: Adjustments to CET1 capital from transitional to fully phased-in (2)		(4)	(4)	(4)	(5)	(8)

CET1 capital (fully phased-in) (r)		12,422	12,295	12,108	11,909	11,909

Risk-weighted assets (transitional)		119,482	120,954	121,824	121,432	121,290
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (3)		1,116	929	932	1,027	1,178

Risk-weighted assets (fully phased-in) (s)		$120,598	$121,883	$122,756	$122,459	$122,468

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (r)/(s)		10.30%	10.09%	9.86%	9.72%	9.72%

(1)	Under the banking agencies’ risk-based capital guidelines, assets and off-balance sheet exposures are assigned to various risk categories based upon the Standardized Approach to Risk-Weighted Assets.
(2)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(3)	Primarily relates to higher risk-weighting for MSRs
(4)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended December 31, 2016	Commercial Banking	Branch Banking(c)	Consumer Lending(d)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income(a)	$453	$397	$63	$41	($45)	$909
(Provision for) benefit from loan and lease losses	43	(34)	(12)	—	(51)	(54)

Net interest income after provision for loan and lease losses	496	363	51	41	(96)	855
Total noninterest income	221	188	69	99	43	620
Total noninterest expense	(359)	(400)	(117)	(103)	19	(960)

Income (loss) before income taxes	358	151	3	37	(34)	515
Applicable income tax expense(a)	(78)	(53)	(1)	(13)	25	(120)

Net income (loss)	280	98	2	24	(9)	395
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	280	98	2	24	(9)	395
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$280	$98	$2	$24	($32)	$372

For the three months ended September 30, 2016	Commercial Banking	Branch Banking(c)	Consumer Lending(d)	Wealth and Asset Management	Other/ Eliminations(e)	Total(e)

Net interest income(a)	$462	$414	$63	$40	($66)	$913
(Provision for) benefit from loan and lease losses	18	(34)	(12)	—	(52)	(80)

Net interest income after provision for loan and lease losses	480	380	51	40	(118)	833
Total noninterest income	228	163	71	99	279	840
Total noninterest expense	(349)	(402)	(117)	(103)	(2)	(973)

Income (loss) before income taxes	359	141	5	36	159	700
Applicable income tax expense(a)	(80)	(50)	(2)	(13)	(39)	(184)

Net income (loss)	279	91	3	23	120	516
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	279	91	3	23	120	516
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$279	$91	$3	$23	$105	$501

For the three months ended June 30, 2016	Commercial Banking	Branch Banking(c)	Consumer Lending(d)	Wealth and Asset Management	Other/ Eliminations(e)	Total(e)

Net interest income(a)	$466	$433	$62	$44	($97)	$908
Provision for loan and lease losses	(72)	(35)	(9)	(1)	26	(91)

Net interest income after provision for loan and lease losses	394	398	53	43	(71)	817
Total noninterest income	236	214	80	100	(31)	599
Total noninterest expense	(355)	(409)	(122)	(108)	11	(983)

Income (loss) before income taxes	275	203	11	35	(91)	433
Applicable income tax expense(a)	(49)	(71)	(4)	(12)	27	(109)

Net income (loss)	226	132	7	23	(64)	324
Less: Net income attributable to noncontrolling interests	—	—	—	—	(4)	(4)

Net income (loss) attributable to Bancorp	226	132	7	23	(60)	328
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$226	$132	$7	$23	($83)	$305

For the three months ended March 31, 2016	Commercial Banking	Branch Banking(c)	Consumer Lending(d)	Wealth and Asset Management	Other/ Eliminations(e)	Total(e)

Net interest income(a)	$457	$426	$60	$43	($77)	$909
Provision for loan and lease losses	(65)	(34)	(12)	—	(8)	(119)

Net interest income after provision for loan and lease losses	392	392	48	43	(85)	790
Total noninterest income	223	189	83	100	42	637
Total noninterest expense	(363)	(411)	(118)	(107)	13	(986)

Income before income taxes	252	170	13	36	(30)	441
Applicable income tax expense(a)	(41)	(60)	(5)	(13)	4	(115)

Net income	211	110	8	23	(26)	326
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	211	110	8	23	(26)	326
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$211	$110	$8	$23	($41)	$311

For the three months ended December 31, 2015(b)	Commercial Banking	Branch Banking(c)	Consumer Lending(d)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income(a)	$425	$406	$63	$37	($27)	$904
Provision for loan and lease losses	(27)	(35)	(11)	—	(18)	(91)

Net interest income after provision for loan and lease losses	398	371	52	37	(45)	813
Total noninterest income	223	186	80	101	514	1,104
Total noninterest expense	(338)	(393)	(116)	(112)	(4)	(963)

Income before income taxes	283	164	16	26	465	954
Applicable income tax expense(a)	(55)	(57)	(6)	(9)	(170)	(297)

Net income	228	107	10	17	295	657
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	228	107	10	17	295	657
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$228	$107	$10	$17	$272	$634

(a)	Includes taxable equivalent adjustments of $6 million for the three months ended December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016 and $5 million for the three months ended December 31, 2015.
(b)	2015 balances have been adjusted to reflect changes in internal allocation methodologies.
(c)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(d)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(e)	The Condensed Consolidated Financial Statements include a $1, $5 and $0 net reclassification of excess tax benefits from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.